Xtant™ Medical Reports Record $22.3 Million Revenue and 14.1% Growth for the Fourth Quarter 2015

See footnote about the use of pro forma financial information

Fourth Quarter 2015 Highlights:

Š Consolidated total revenue increased 14.1% to a record $22.3 million compared to pro forma fourth quarter 2014 revenue of $19.5 million

Š Consolidated gross profit increased 14.9% to $14.9 million compared to pro forma fourth quarter 2014 gross profit of $13.0 million

Š Consolidated gross margins improved to 67.0%, compared to 66.5% reported in the fourth quarter of 2014

Š Consolidated net income for the quarter improved to $11.6 million compared to a pro forma net loss of $5.0 million in the fourth quarter of 2014

Š Consolidated earnings per share improved to $0.97 compared to pro forma loss per share of $0.35 in the fourth quarter of 2014

Full-Year 2015 Highlights:

Š Pro forma total revenue increased 11.4% to $86.5 million compared to pro forma 2014 revenue of $77.7 million

Š Pro forma gross profit increased 10.5% to $56.6 million compared to pro forma 2014 gross profit of $51.2 million

Š Pro forma gross margins for the year were 65.4%, which were slightly lower than the previous year

Š Pro forma net loss for the year improved to $5.8 million compared to pro forma net loss of $15.6 million in 2014

BELGRADE, Mont., March 15, 2016 (GLOBE NEWSWIRE) -- Xtant™ Medical Holdings, Inc. (NYSE:XTNT), a leader in the development of regenerative medicine products and medical devices, today reported its financial results for the period ended December 31st, 2015. On a pro forma basis, the Company reported annual revenues of approximately $86.5 million and a net loss for the year of approximately $5.8 million.

Revenue

Consolidated fourth quarter 2015 revenue was approximately $22.3 million, an increase of 14.1% compared to pro forma revenue of approximately $19.5 million for the same period during 2014.

Pro forma revenue for the full year 2015 was approximately $86.5 million, compared to pro forma 2014 revenue of approximately $77.7 million, representing an increase of 11.4% over the prior year. Excluding revenue associated with an Original Equipment Manufacturer (OEM) customer, pro forma full year 2015 revenue increased 14.8% to $81.4 million.

Stated in 000's

	FY '14	FY '15
Pro Forma Revenue	$77,651	$86,518
Growth		11.4%

Pro Forma OEM Revenue	$6,751	$5,81,425
Pro Forma Revenue Excluding OEM	$70,900	$81,425
Growth		14.8%

Gross Profit

Consolidated gross profit for the fourth quarter of 2015 was $14.9 million or 67.0% of revenues, compared to pro forma gross profit of $13.0 million or 66.5% of revenues for the fourth quarter of 2014.

For the year, pro forma gross profit was approximately $56.6 million, compared with pro forma 2014 gross profit of $51.2 million. Pro forma gross margin for the year was 65.4%, slightly lower than 2014 pro forma gross margin of 66.0%

Sales and Marketing Expenses

Consolidated fourth quarter 2015 sales and marketing expenses increased to $10.6 million, as compared to pro forma sales and marketing expenses of $9.3 million during the same period in 2014. For the quarter, sales and marketing as a percentage of revenues increased slightly to 47.6%, compared to 47.4% in the fourth quarter of 2014, on a pro forma basis.

Pro forma 2015 sales and marketing expenses increased to $39.3 million, as compared to pro forma 2014 sales and marketing expenses of $33.3 million. As a percentage of revenues, sales and marketing expenses increased to 45.5% compared to 42.9% reported for the full year 2014. The increase was mainly due to the Company’s planned and strategic expansion of its salesforce, combined with its acquisition of X- spine during the third quarter of 2015.

General and Administrative Expenses

In the fourth quarter, consolidated general and administrative expenses increased to $4.2 million as compared to pro forma general and administrative expenses of $3.3 million reported for the same period last year. As a percentage of revenues, general and administrative expenses were 18.9% during the period as compared to 16.7% for the same period during 2014. The increase in general and administrative expenses was primarily attributable to increased headcount for the X-spine subsidiary.

Pro forma 2015 general and administrative expenses increased to $16.6 million as compared with $13.9 million reported for the same pro forma period last year. As a percentage of revenues, general and administrative expenses were 19.2% as compared to 17.9% for 2014.

Net Income / Loss

The fourth quarter 2015 consolidated net income was $11.6 million, compared to the pro forma year-ago period net loss of $5.0 million. The increase was primarily due to a one-time recording of a deferred tax benefit of $17.5 million. Consolidated earnings per share improved to $0.97 compared to pro forma loss per share of $0.35 in the fourth quarter of 2014.

For the full-year 2015, the Company had a pro forma net loss of $5.8 million compared to a pro forma net loss of $15.6 million for 2014. Pro forma net loss per share for the full-year 2015 was $0.65 a share compared to pro forma net loss per share of $1.11 for 2014.

EBITDA

The Company defines earnings before interest, taxes, depreciation and amortization (“EBITDA”) as net income/loss from operations before depreciation, amortization, impairment charges, non-recurring expenses and non-cash stock-based compensation. Consolidated EBITDA for the fourth quarter of 2015 was a loss of $350,000 compared to a pro forma gain of $403,000 for the same period during 2014. The unfavorable change in EBITDA was due to higher sales and marketing and general and administrative expenses.

Full year 2015 pro forma EBITDA was a loss of $33,000 compared to a pro forma gain of $3.9 million in the prior year.

Financial Liquidity

Cash on hand as of December 31, 2015, was $6.4 million, as compared to $4.5 million as of December 31, 2014. Net working capital as of December 31, 2015 increased $13.3 million to $23.9 million, as compared to $10.6 million as of December 31, 2014.

Outlook for Full Year 2016

The Company also provided full year 2016 revenue guidance based on the following:

Stated in 000's	2014	2015	2016 Guidance
Pro Forma Revenue	$77,651	$86,518	$94,000 - $99,000
Growth		11.4%	8.7% - 14.4%
Pro Forma Revenue	$6,751	$5,093	$250 - $500
Pro Forma Revenue Excluding OEM	$70,900	$81,425	$93,750 - $98,500
Growth		14.8%	15.1% - 21.0%
EBITDA	$3,854	$(33)	$4,300 - $6,300

Conference Call to be Held March 16, 2016

An accompanying conference call will be hosted by Dan Goldberger, Chief Executive Officer, and John Gandolfo, Chief Financial Officer, to discuss the results. The call will be held at 10:00 AM ET, on March 16, 2016. Please refer to the information below for conference call dial-in information and webcast registration.

Conference Date: March 16, 2016, 10:00 AM ET

Conference Dial-in: 877-269-7756

International Dial-in: 201-689-7817

Conference Call Name: Xtant Medical’s Fourth Quarter 2015 Results Call

Webcast Registration: Click Here

Following the live call, a replay will be available on the Company’s website, www.xtantmedical.com, under “Investor Info.”

Use of Pro Forma Financial Information

On July 31, 2015, Bacterin International Holdings, Inc. acquired all of the issued and outstanding stock of X- Spine Systems, Inc. and the combined company was renamed Xtant Medical Holdings, Inc. Except for the financial results for the three months ended December 31, 2015, the results presented are on a pro forma basis as if the two companies were combined for the periods shown. Certain pro forma adjustments have been made to reflect the impact of the purchase transaction, primarily consisting of amortization of intangible assets with determinable lives and interest expense on long-term debt. In addition, certain historical expenses, such as warrant expense and interest expense associated with debt that was immediately repaid, were eliminated from these pro-forma results. The pro forma information does not necessarily reflect the actual results of operations had the acquisition been consummated at the beginning of the fiscal reporting period indicated nor is it indicative of future operating results. The pro forma information does not include any adjustment for potential revenue enhancements, cost synergies or other operating efficiencies that could result from the acquisition.

Additional information regarding the business combination and its impact on the Company’s financial position will be set forth in the Company’s Form 10-K for the fiscal year ended December 31, 2015, which will be filed with the Securities and Exchange Commission on or about March 30, 2016 and will include the Company’s audited consolidated financial statements as of and for the years ended December 31, 2015 and December 31, 2014.

About Xtant™ Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (NYSE:XTNT) develops, manufactures and markets class-leading regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “continue,” “efforts,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “strategy,” “will,” “goal,” “target,” “prospects,” “potential,” “optimistic,” “confident,” “likely,” “probable” or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s ability to successfully integrate the acquisition of X-spine; the ability of the Company’s sales force to achieve expected results; the Company’s ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow; the Company’s ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company’s customers to pay and the timeliness of such payments; the Company’s ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company’s ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors.

Additional risk factors are listed in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

XTANT MEDICAL HOLDINGS, INC.

Consolidated Statement of Operations for the Three Months Ended December 31, 2015 (unaudited)

Pro Forma Statement of Operations for the Three Months Ended December 31, 2014 and the Twelve Months Ended December 31, 2014 and 2015 (unaudited)

	For the Three Months Ended Dec 31,		For the Twelve Months Ended Dec 31,
	2015	2014	2015	2014

Orthopedic Product Sales	$21,771,750	$19,260,663	$85,235,170	$76,820,056
Other	494,072	254,850	1,282,429	831,000
Total Revenue	22,265,822	19,515,513	86,517,599	77,651,056

Cost of sales	7,353,446	6,539,582	29,913,686	26,403,206

Gross Profit	14,912,376	12,975,932	56,603,913	51,247,850

Operating Expenses
General and administrative	4,201,394	3,254,106	16,612,883	13,922,419
Sales and marketing	10,607,475	9,251,548	39,334,250	33,328,229
Research and development	1,027,166	1,042,376	3,840,958	3,583,468
Depreciation and amortization	2,019,258	1,139,334	6,220,316	4,607,467
Acquisition and Integration related expenses	1,079,236	0	4,935,755	0
Gain from the Extinguishment of Debt	0	0	(2,345,019)	0
Impairment of Assets	0	912,549	233,748	912,549
Non-cash consulting	55,296	53,150	246,165	135,075
Total Operating Expenses	18,989,824	15,653,063	69,079,056	56,489,206

Net Gain (Loss) from Operations	(4,077,448)	(2,677,132)	(12,475,142)	(5,241,356)

Other Income (Expense)
Interest expense	(2,802,807)	(2,971,628)	(10,948,845)	(11,628,605)
Change in warrant derivative liability	348,943	697,863	270,020	1,736,053
Non-cash consideration associated with stock purchase agreement	0	0	(558,185)	0
Other income (expense)	582,123	(65,548)	395,006	(318,836)

Total Other Income (Expense)	(1,871,740)	(2,339,313)	(10,842,004)	(10,211,388)

Net Gain (Loss) from Operations Before (Provision) Benefit for Income Taxes	(5,949,188)	(5,016,445)	(23,317,146)	(15,452,744)

Benefit (Provision) for Income Taxes
Current	0	(5,554)	(65,387)	(112,337)
Deferred	17,537,408	0	17,537,408	0

Net Income (Loss)	$11,588,220	$(5,021,999)	$(5,845,125)	$(15,565,081)
EBITDA Gain (Loss)	$(349,767)	$403,224	$(33,306)	$3,853,606

Net Income (loss) per share:
Basic	$0.97	($0.35)	($0.65)	($1.11)
Dilutive	$0.97	($0.35)	($0.65)	($1.11)

Shares used in the computation:
Basic	11,890,104	6,677,146	9,055,483	5,954,195
Dilutive	11,890,104	6,677,146	9,055,483	5,954,195

XTANT MEDICAL HOLDINGS, INC.

Consolidated Statements of Operations

	For the Three Months Ended Dec 31,		For the Twelve Months Ended Dec 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaduited)

Orthopedic Product Sales	$21,771,750	$8,856,574	$58,194,249	$34,569,160
Other	494,072	224,831	1,151,468	762,652
Total Revenue	22,265,822	9,081,406	59,345,717	35,331,812

Cost of sales	7,353,446	3,315,362	20,262,728	13,034,314

Gross Profit	14,912,376	5,766,044	39,082,989	22,297,498

Operating Expenses
General and administrative	4,201,394	2,221,990	12,993,307	8,886,972
Sales and marketing	10,607,475	487,907	28,731,184	16,912,865
Research and development	1,027,166	4,525,407	2,546,362	1,443,018
Depreciation and amortization	2,019,258	55,404	3,819,588	271,748
Acquisition and Integration related expenses	1,079,236	0	4,935,755	0
Gain from the Extinguishment of Debt	0	0	(2,345,019)	0
Impairment of Assets	0	912,549	233,748	912,549
Non-cash consulting	55,296	53,150	246,165	135,075
Total Operating Expenses	18,989,824	8,256,408	51,161,091	28,562,227

Net Gain (Loss) from Operations	(4,077,448)	(2,490,364)	(12,078,101)	(6,264,729)

Other Income (Expense)
Interest expense	(2,802,807)	(1,444,248)	(7,733,748)	(5,660,357)
Change in warrant derivative liability	348,943	697,863	270,020	1,736,053
Non-cash consideration associated with stock purchase agreement	0	—	(558,185)	0
Other income (expense)	582,123	(65,548)	388,176	(318,836)

Total Other Income (Expense)	(1,871,740)	(811,933)	(7,633,737)	(4,243,140)

Net Gain (Loss) from Operations Before (Provision) Benefit for Income Taxes	(5,949,188)	(3,302,297)	(19,711,838)	(10,507,869)

Benefit (Provision) for Income Taxes
Current	0	0	0	0
Deferred	17,537,408	0	17,537,408	0

Net Income (Loss)	$11,588,220	$(3,302,297)	$(2,174,430)	$(10,507,869)

Net Income (loss) per share:
Basic	$0.97	($0.35)	($0.24)	($1.76)
Dilutive	$0.97	($0.35)	($0.24)	($1.76)

Shares used in the computation:
Basic	11,890,104	6,677,146	9,055,483	5,954,195
Dilutive	11,890,104	6,677,146	9,055,483	5,954,195

XTANT MEDICAL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2015	2014
	(unaduited)
ASSETS
Current Assets:
Cash and cash equivalents	$6,368,016	$4,468,208
Trade accounts receivable, net of allowance for doubtful accounts of $2,579,634 and $1,392,989, respectively	15,385,218	4,427,081
Inventories, net	22,684,716	9,558,648
Prepaid and other current assets	985,471	654,140
Total current assets	45,423,421	19,108,077

Non-current inventories	1,607,915	1,934,258
Goodwill	41,534,626	0
Property and equipment, net	11,816,629	4,654,527
Intangible assets, net	40,237,289	655,490
Other assets	2,439,558	1,598,539
Total Assets	$143,059,438	$27,950,891

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$9,386,531	$3,876,760
Accounts payable - related party	1,406,763	250,629
Accrued liabilities	9,595,851	1,921,301
Warrant derivative liability	1,050,351	1,320,371
Current portion of capital lease obligations	35,139	61,970
Current portion of royalty liability	0	1,000,750
Current portion of long-term debt	0	50,671
Total current liabilities	21,474,635	8,482,452
Long-term Liabilities:
Capital lease obligation, less current portion	7,800	11,808
Long term royalty liability, less current portion	0	6,361,216
Long term convertible debt, less current portion	68,000,000	0
Long-term debt, less current portion	44,700,476	20,870,330
Total Liabilities	134,182,911	35,725,806

Commitments and Contingencies
Stockholders' Equity (Deficit)
Preferred stock	—	—
Common stock	11	7
Additional paid-in capital	81,917,488	63,091,620
Accumulated deficit	(73,040,972)	(70,866,542)
Total Stockholders’ Equity (Deficit)	8,876,527	(7,774,915)

Total Liabilities & Stockholders’ Equity	$143,059,438	$27,950,891

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Twelve Months Ended Dec 31,
	2015	2014
Operating activities:
Net Income (Loss)	$(2,174,430)	$(10,507,869)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,889,272	952,320
Purchase accounting valuation allowance	(17,537,408)	0
Non-cash interest	4,107,225	814,374
Gain from the Extinguishment of Debt	(2,345,019)	0
Non-cash consideration associated with stock purchase agreement	558,185	0
(Gain)/Loss on sale of fixed assets	(596,883)	25,269
Impairment of Assets	956,395	912,549
Amortization of debt discount	707,281	1,632,245
Non-cash consulting expense/stock option expense	836,741	935,316
Provision for losses on accounts receivable and inventory	700,234	647,765
Change in derivative warrant liability	(270,020)	(1,736,053)
Changes in operating assets and liabilities:
Accounts receivable	(5,512,429)	283,624
Inventories	(545,713)	(17,392)
Prepaid and other assets	(1,044,962)	(455,048)
Accounts payable	644,149	715,706
Accrued liabilities	7,527,514	(1,526,865)
Net cash used in operating activities	(9,099,868)	(7,324,059)

Investing activities:
Acquisition of X-spine Systems, Inc.	(72,975,200)	0
Purchases of property and equipment and intangible assets	(2,263,033)	(299,978)
Proceeds from sale of fixed assets	1,667,195	1,626
Net cash used in investing activities	(73,571,038)	(298,352)
Financing activities:
Net proceeds from the issuance of long term and convertible debt	83,897,361	4,000,000
Payment on royalty obligation	(542,905)	0
Net proceeds from equity private placement	515,395	0
Payments on capital leases	(101,760)	(171,957)
Payment on long term debt	(1,325,814)	(653,397)
Net proceeds from the issuance of stock	2,128,437	5,869,633
Net cash provided by financing activities	84,570,714	9,044,279

Net change in cash and cash equivalents	1,899,808	1,421,868
Cash and cash equivalents at beginning of period	4,468,208	3,046,340
Cash and cash equivalents at end of period	$6,368,016	$4,468,208

XTANT MEDICAL HOLDINGS, INC.

Calculation of Consolidated EBITDA for the Three Months Ended December 31, 2015 (unaudited)

And of Pro Forma EBITDA for the Three Months Ended Dec. 31, 2014 and Twelve Months Ended Dec. 31, 2014 and 2015 (unaudited)

	For the Three Months Ended Dec 31,		For the Three Months Ended Dec 31,
	2015	2014	2015	2014
Net Gain (Loss) from Operations	($4,077,448)	($2,677,132)	($12,475,142)	($5,241,356)

Impairment of Assets	0	912,549	233,748	912,549
Acquisition and Integration related expenses	1,079,236	0	4,935,755	0
Gain from the Extinguishment of Debt	0	0	(2,345,019)	0
Non-Cash Compensation	163,124	(16,657)	794,358	935,316
Depreciation & Amortization	2,485,321	2,184,464	8,822,994	7,247,097

EBITDA Gain (Loss)	($349,767)	$403,224	($33,306)	$3,853,606